Materials Prepared for the Special Committee – October 13, 2008 Project Lasso Exhibit 99.1(c)(6) * *

PROJECT LASSO
Disclaimer
The following materials were prepared for discussion at the meeting of the Special Committee of the Board of Directors of Lasso (“Lasso”
or the “Company”) scheduled for October 13, 2008. The following materials are for discussion purposes only and are incomplete without reference to, and should be viewed in conjunction with, the oral presentation provided by Cowen.
Please note that Cowen has been retained by the Special Committee of the Board of Directors of Lasso to render an opinion as to the fairness, from a financial point of view to the holders of the Common Stock, other than Tilman J. Fertitta and any other holders who will become affiliates of, or direct or indirect investors in, Fertitta Holdings, Inc. or Merger Sub, of the consideration to be received by Lasso stockholders in connection with the Transaction (as defined herein).
In preparing this presentation, Cowen has, with your consent, relied upon information provided to Cowen by Lasso and publicly available information. Cowen has not independently verified any such information, and has relied on it being complete and accurate in all material respects.
Please note that this presentation is based on the business and operations of Lasso as represented to Cowen as of the date hereof, and does not purport to take into consideration any information or events arising subsequent to such date. Cowen makes no representation or warranty that there has been no material change in the information provided or reviewed by Cowen in connection herewith.
This presentation is subject to the assumptions, qualifications and limitations set forth herein and in the form of our fairness opinion letter and does not constitute a recommendation by Cowen to the Special Committee of the Board of Directors on how to vote with respect to the proposed transaction.

PROJECT LASSO
Table of Contents
I. Executive Summary 2
II. Lasso Overview 6
III. Valuation Analysis 26
A.
Valuation Considerations
B.
Valuation Summary
IV. Appendix 50
A.
Weighted Average Cost of Capital
B.
Current Research Sentiment
Page

I. Executive Summary

PROJECT LASSO
Transaction Overview
(a)
Lasso proposes to enter into the First Amendment to Agreement and Plan of Merger (the
“Agreement”), pursuant to which Tilman J. Fertitta would acquire the issued and outstanding common stock of Lasso that he does not already own through a merger of a subsidiary of Fertitta
Holdings, Inc. with and into Lasso (the “Transaction”)
Lasso stockholders will receive $13.50 per share in cash for each share of Lasso common stock
The offer values Lasso at approximately $1,070.1 million (b) on a fully diluted basis
Structure
Consideration
Value
(a) Based on a draft version of the Agreement received on October 13, 2008, which is the most recent version made available to Cowen. Capitalized terms not defined herein have the definitions given them in the draft Agreement.
(b) Represents a transaction value based on fully diluted shares outstanding including 16.1 million shares of common stock and 0.171 million shares from option dilution, using the treasury method, per
SEC filings and information received from management in October 2008.

PROJECT LASSO
Transaction Summary Statistics
Implied Multiples of Proposed Transaction (US$ in millions, except per share data)
(a) As of October 10, 2008.
(b) Per Lasso 10-Q for the period ended June 30, 2008.
(c) Options outstanding per Lasso management as of October 2008.  Common stock equivalents calculated using the treasury stock method.
(d) Cash and equivalents exclude $11.0 million in mandatory cash that is physically held on premises of the Golden Nugget properties per discussions with Lasso management.
(e) Includes adjustments for excess corporate real estate, the automobile dealership adjoining the corporate headquarters and pending litigation settlements.
(f) As of June 30, 2008.
(g) Adjusted LTM EBITDA includes adjustments for non-recurring pre-opening expense, leap year and non-recurring litigation.
(h) Per Reuters as of October 10, 2008.
(i) EPS estimates per Lasso management as of October 2008. Assumes no refinancing of the 9.5% interest rate Senior Notes at the restaurant level until December 2014 maturity.
(j) Assumes pro forma interest from the refinancing of the $395.7 million, 9.5% interest rate restaurant debt on December 31, 2008 at an indicative 18.0% interest rate per discussions with Lasso management and recent trading value of the notes.  However, Lasso management has indicated that it has been unable to identify any financing source to refinance the notes.
Current
(a)
Offer
Assumed Lasso Price per Share $9.18 $13.50
Basic Shares Outstanding
(b)
16.144 16.144
Common Stock Equivalents
(c)
0.053 0.171
Fully Diluted Shares Outstanding 16.197 16.315
Implied Equity Value 148.7 $        220.2 $
Plus: Total Debt
(b)
886.5 886.5
Less: Cash and Equivalents
(b) (d)
(34.9) (34.9)
Less: Valuation Adjustments
(e)
(1.8) (1.8)
Implied Enterprise Value 998.5 $        1,070.1 $
Implied Multiple
Statistic Current
(a)
Offer
Enterprise Value as a Multiple of:
(f)
LTM Revenue 1,186.5 $      0.8x 0.9x
Adjusted LTM EBITDA
(g)
186.1 5.4x 5.8x
Stock Price as a Multiple of EPS
2008E EPS (Consensus)
(h)
1.48 $           6.2x 9.1x
2008E EPS (Mgmt.)
(i)
0.97 9.5x 13.9x
2009E EPS (Consensus)
(h)
1.11 8.3x 12.2x
2009E EPS (Mgmt. with Refinancing)
(j)
0.08 NM NM

PROJECT LASSO
Premiums Analysis
Lasso Offer Price to Spot and Average Stock Prices
Note: Factset, as of October 10, 2008.
(a) Day of public announcement that $21.00 transaction was at risk.
Offer
Historical Spot Prices Spot 13.50 $
Spot Prices Prior to October 10, 2008:
1-Day ($8.44) $8.44 60.0%
4-Day ($10.76)
(a)
10.76 25.5%
Offer
Historical Average Prices Average 13.50 $
Average Prices Prior to October 10, 2008:
4-Day ($9.38) $9.38 43.9%

II. Lasso Overview

PROJECT LASSO
Lasso owns and operates 180
full-service and certain limited-
service restaurants, and select
hospitality and entertainment
properties
77.3% of total 2007 revenue
67.2% of total 2007 EBITDA
2.6% 2007 revenue growth
Lasso Overview
Restaurants
Gaming
Hospitality
Entertainment
Lasso consists of two main
operating divisions: the
restaurant division and the
gaming division
Restaurant Division
22.7% of total 2007 revenue
32.8% of total 2007 EBITDA
14.9% 2007 revenue growth
Gaming Division

PROJECT LASSO
Historical Income Statement (2004 – Q2 2008) (US$ and shares in millions, except per share data)
Historical GAAP Income Statement
Note: Lasso completed the acquisition of the Golden Nugget on September 27, 2005. Excludes discontinued operations.
(a) Taxes normalized at 32.0%.
(b) Includes $11.0 million in mandatory cash that is physically held on premises of the Golden Nugget properties per discussions with Lasso management.
Historical LTM
2004 2005 2006 2007 As of 6/30/08
Total Revenues 783.4 $         877.3 $         1,114.2 $      1,171.9 $      1,186.5 $
Costs and Expenses:
Cost of Sales 219.3             227.8             253.2             259.9             260.2
Labor 225.5             262.8             362.0             379.4             386.7
Other Operating 193.9             217.6             282.0             295.8             301.0
Unit-level Profit 144.8            169.1            217.0            236.8            238.5
General and Administrative 48.0               46.8               50.4               51.0               47.2
Pre-opening 3.0                 3.0                 5.3                 4.0                 3.2
Stock Compensation Expense 0.4                 0.7                 7.6                 4.8                 4.2
EBITDA 93.3              118.7            153.8            177.1            183.9
Depreciation and Amortization 38.1               43.7               56.3               65.7               68.8
EBIT 55.2              75.0              97.5              111.4            115.1
Asset Impairment Expense 1.7                 -                  3.5                 -                  -
Interest 10.5               31.2               49.1               72.3               85.9
Pretax Income 43.0              43.8              44.9              39.0              29.2
Taxes (As Reported) (10.1)             13.7               13.2               14.0               4.7
Net Income from Continuing Operations 53.1 $           30.0 $           31.7 $           25.0 $           24.5 $
Taxes (Adjusted)
(a)
9.4                 14.0               15.1               13.2               10.0
Net Income from Continuing Operations (Adjusted) 33.6 $           29.8 $           29.7 $           25.8 $           19.1 $
Other 13.5               0.0                 (2.4)               (2.2)               11.1
(Income)/Loss from Discontinued Operations (26.9)             (14.8)             55.8               9.2                 7.1
Net Income 47.0 $           44.6 $           (23.7) $         18.9 $           0.9 $
EPS from Continuing Operations 1.21 $           1.29 $           1.35 $           1.33 $           1.17 $
Average Shares Outstanding 27.8               23.0               22.0               19.4               16.4
Growth:
Total Revenues 12.0% 27.0% 5.2%
EBITDA 27.1% 29.6% 15.2%
Net Income from Continuing Operations 48.1% 8.1% (12.7%)
EPS from Continuing Operations 79.1% 13.0% (1.0%)
Margins:
Unit-level Profit 18.5% 19.3% 19.5% 20.2% 20.1%
EBITDA 11.9% 13.5% 13.8% 15.1% 15.5%
Net Income from Continuing Operations 2.6% 3.4% 2.9% 2.4% 1.6%
Balance Sheet:
Cash
(b)
201.4 $          45.3 $            31.3 $            39.6 $            45.9 $
Total Debt 561.2             817.9             711.2             892.7             886.5

PROJECT LASSO
Historical Division-Level Contribution and Growth (US$ in millions)
Historical Division-Level Contribution and Growth
Note: Per Lasso management.  No EBITDA adjustments were made to the 2005 and 2006 financials.
(a) Lasso completed the acquisition of the Golden Nugget on September 27, 2005.
(b) In 2005 through the LTM period, pre-opening expense is allocated at the unit-level for the restaurants.
(c) $3.0 million of G&A is allocated to the Golden Nugget, updated from previous assumption in May 2008.  Restaurant G&A includes stock based compensation expense and adjusts for non-recurring pre-opening expense, non-recurring litigation costs and leap year adjustments, where applicable.
LTM % Change % Change
2005 2006 2007 As of 6/30/08 2005-2006 2006-2007
Revenue
Landry's Division 405.4 $         445.4 $         459.6 $         9.9% 3.2%
Saltgrass 152.8 168.8 175.2 10.5% 3.8%
Rainforest Café and T-Rex 253.5 268.7 271.2 6.0% 0.9%
Restaurant Total 811.6 $        882.8 $        906.0 $        921.5 $         8.8% 2.6%
Golden Nugget
(a)
65.6 231.4 265.9 265.0 252.5% 14.9%
Total 877.3 $        1,114.2 $     1,171.9 $     1,186.5 $      27.0% 5.2%
Unit-level Profit
(b)
Landry's Division 75.3 $           80.0 $           81.5 $           6.2% 1.8%
Saltgrass 31.7 35.2 38.0 11.1% 7.7%
Rainforest Café and T-Rex 47.2 47.8 49.5 1.2% 3.4%
Restaurant Total 154.3 $        163.1 $        168.9 $        173.1 $         5.7% 3.6%
Golden Nugget (a)
11.8 48.7 64.0 62.2 312.2% 31.3%
Total 166.1 $        211.8 $        232.8 $        235.3 $         27.5% 10.0%
Unit-level Profit Margin
Landry's Division 18.6% 18.0% 17.7%
Saltgrass 20.8% 20.9% 21.7%
Rainforest Café and T-Rex 18.6% 17.8% 18.2%
Restaurant Total 19.0% 18.5% 18.6% 18.8%
Golden Nugget
(a)
18.0% 21.0% 24.1% 23.5%
Total 18.9% 19.0% 19.9% 19.8%
G&A and Other (c)
Restaurants 44.1 $           46.2 $
Golden Nugget
(a)
3.0 3.0
Total 47.4 $          58.0 $          47.1 $          49.2 $
Division-level EBITDA (b)(c)
Restaurants 124.8 $         126.8 $
Golden Nugget (a)
61.0 59.2
Total 118.7 $        153.8 $        185.8 $        186.1 $

PROJECT LASSO
Indexed Stock Performance
Restaurant and Casino and Gaming Stock Performance – LTM
Note: Factset as of October 10, 2008.
Comparable Restaurants include: Benihana, Brinker International, California Pizza Kitchen, CEC Entertainment, McCormick & Schmick’s, O’Charley’s and Ruby Tuesday.
Comparable Casino and Gaming includes: Ameristar Casinos, Boyd Gaming, Isle of Capri Casinos, Monarch Casino & Resort, Pinnacle Entertainment, Riviera Holdings and Trump Entertainment.
(90.0%)
(80.0%)
(70.0%)
(60.0%)
(50.0%)
(40.0%)
(30.0%)
(20.0%)
(10.0%)
0.0%
10.0%
10/10/07 12/10/07 2/10/08 4/10/08 6/10/08 8/10/08 10/10/08
Lasso Comparable Restaurants Comparable Casino and Gaming S&P 500

PROJECT LASSO
Indexed Stock Performance (Cont.)
Restaurant and Casino and Gaming Stock Performance – Since $21.00 Offer
Note: Factset as of October 10, 2008.
Comparable Restaurants include: Benihana, Brinker International, California Pizza Kitchen, CEC Entertainment, McCormick & Schmick’s, O’Charley’s and Ruby Tuesday.
Comparable Casino and Gaming includes: Ameristar Casinos, Boyd Gaming, Isle of Capri Casinos, Monarch Casino & Resort, Pinnacle Entertainment, Riviera Holdings and Trump Entertainment.
(80.0%)
(70.0%)
(60.0%)
(50.0%)
(40.0%)
(30.0%)
(20.0%)
(10.0%)
0.0%
10.0%
20.0%
04/04/08 05/05/08 06/06/08 07/07/08 08/08/08 09/08/08 10/10/08
Lasso Comparable Restaurants Comparable Casino and Gaming S&P 500
Hurrican Ike hits the
U.S. Gulf Coast
Lasso signs merger
agreement to be
acquired by Tilman
Fertitta for $21.00
per share
$700 billion
bailout plan
announced

PROJECT LASSO
Historical EBITDA Multiples
Analysis of 10-Year Historical LTM EBITDA Trading Multiples
Lasso has traded at an
average of 6.5x EBITDA
over the past 10 years
Note: Factset as of October 10, 2008.
Comparable Restaurants include: Benihana, Brinker International, California Pizza Kitchen, CEC Entertainment, McCormick & Schmick’s, O’Charley’s and Ruby Tuesday.
Comparable Casino and Gaming includes: Ameristar Casinos, Boyd Gaming, Isle of Capri Casinos, Monarch Casino & Resort, Pinnacle Entertainment, Riviera Holdings and Trump Entertainment.
2.0x
3.0x
4.0x
5.0x
6.0x
7.0x
8.0x
9.0x
10.0x
11.0x
12.0x
13.0x
10/08 2/07 6/05 10/03 2/02 6/00 10/98
Lasso Comparable Restaurants Comparable Casino and Gaming
(Multiple)
10-year Casino Average (8.3x)
10-year Restaurant Average (8.0x)
10-year Lasso Average (6.5x)

PROJECT LASSO
Number of Number of
Restaurants Restaurants
Saltgrass Steak House 43 Fish Tales 1
Rainforest Café 27 Fisherman's Wharf 1
Chart House 25 Flying Dutchman 1
Landry's Seafood House 24 Fuddruckers 1
Crab House 7 Gandy Dancer 1
Charley's Crab 5 Grand Concourse 1
Aquarium 4 La Griglia 1
Babin 4 Meriwethers 1
Big Fish 3 Peohe's 1
Cadillac Bar 3 Pesce 1
Grotto 3 Red Sushi 1
Joe's Crab Shack 3 River Crab 1
Take Away 3 Rusty Duck 1
Willie G's 3 Simm's Landing 1
Brenners 2 Tower of the Americas 1
Harlow's 2 T-Rex 1
Vic & Anthony's 2 Yak & Yeti 1
Total 180
Current Restaurant Concepts
Note: Per public filings and discussions with Lasso management as of October 2008.
Units by Concept as of June 30, 2008
Lasso currently operates 34
different restaurant
concepts

PROJECT LASSO
Historical and Projected Units by Concept
Unit Ramp Analysis by Concept
Note: Per public filings and discussion with Lasso management.  Certain divisions include select other concepts.
Historical As of
2000 2001 2002 2003 2004 2005 2006 2007 6/30/08
Number of Restaurants:
Landry's Division 41 41 39 41 47 52 44 45 45
The Crab House Division 15 16 13 11 9 11 11 10 10
Chart House Division 0 0 27 26 25 26 26 26 26
C.A. Muer Division 0 0 15 15 15 15 13 12 12
Saltgrass Steak House Division 0 0 27 29 30 32 37 44 44
Rainforest Café Division 27 25 25 26 27 26 31 30 30
T-Rex 0 0 0 0 0 0 0 1 1
Yak & Yeti 0 0 0 0 0 0 0 1 1
Red Sushi 0 0 0 0 0 0 0 0 1
Other NA NA NA NA 0 0 7 7 7
Total (Excluding Joe's) 83 82 146 148 153 162 169 176 177
Annual Growth % (1.2%) 78.0% 1.4% 3.4% 5.9% 4.3% 4.1%
Joe's Crab Shack 105 109 121 138 144 149 10 3 3
Total 188 191 267 286 297 311 179 179 180

PROJECT LASSO
Same-Store Sales Growth
Lasso Same-Store Sales Growth (Q1 2001 – Q3 2008)
Note: Quarterly same-store sales per Lasso management.  Results for 2005 and after exclude same-store sales for discontinued/sold Joe’s Crab Shack locations.  Results for 2004 and prior include same-
store sales for all Joe’s Crab Shack locations.
(a) Q3 2008 excludes Kemah and Galveston properties for September 2008.
(a)
(4.2%)
(5.7%)
(3.2%)
1.1%
(1.4%)
(6.8%)
(1.2%)
(0.9%)
(0.8%)
2.2%
4.1%
2.0%
0.2%
0.3%
(1.2%)
(0.2%)
(3.0%)
0.5%
2.7%
3.5%
(3.7%)
0.1%
0.3%
(1.7%)
0.4%
3.5%
(5.4%)
0.3%
(3.1%)
(0.2%)
0.1%
(8.0%)
(6.0%)
(4.0%)
(2.0%)
0.0%
2.0%
4.0%
6.0%
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3E
2001 2002 2003 2004 2005 2006 2007 2008

PROJECT LASSO
Lasso Summary Balance Sheet as of June 30, 2008 (US$ in millions)
Current Balance Sheet
Note: Per Lasso 10-Q for the period ended June 30, 2008.
(a) Includes $11.0 million in mandatory cash that is physically held on premises of the Golden Nugget properties per discussions with Lasso management.
As of
  06/30/08 12/31/07
Liabilities and Stockholders' Equity
Current Liabilities

Accounts Payable
  60.1 $       74.9 $
Accrued Liabilities
  134.1        137.7
Income Taxes Payable
2.5            0.8
Current Portion of Long-term Notes and Other Obligations
478.2        87.2
Liabilities Related to Discontinued Operations
  2.8            4.0
Total Current Liabilities
  $    677.8 $    304.7
Long-term Notes, Net of Current Portion
408.3 $     801.4 $
Other Liabilities
80.4          80.0
Total Liabilities
  $ 1,166.6 $ 1,186.1
Stockholders' Equity

Common Stock

0.2 $         0.2 $
Additional Paid-in Capital
220.4        218.4
Retained Earnings
  128.7        115.0
Accumulated Other Comprehensive Loss
  (16.1)        (16.6)
Total Stockholders' Equity
  $    333.2 $    316.9
Total Liabilities and Stockholders’ Equity
  $ 1,499.8 $ 1,503.0
As of
   06/30/08 12/31/07
Assets
Current Assets

Cash and Cash Equivalents
(a)
  45.9 $       39.6 $
Accounts Receivable
  16.9          24.3
Inventories
30.2          35.3
Deferred Taxes
  22.6          21.6
Assets Related to Discontinued Operations
  5.9            10.0
Other Current Assets
  14.6          12.6
Total Current Assets
  $    136.1 $    143.5
Property and Equipment
1,261.4 $  1,250.1 $
Goodwill
  18.5          18.5
Other Intangible Assets
  38.9          39.1
Other Assets
  44.8          51.7
Total Assets
  $ 1,499.8 $ 1,503.0

PROJECT LASSO
Lasso Debt Overview as of June 30, 2008 (US$ in millions)
Debt Overview
Note: Per Lasso 10-Q as of June 30, 2008.
(a) Represents the mortgage note for the Holiday Inn.
(b) Excludes $11.0 million in mandatory cash that is physically held on premises of the Golden Nugget properties per discussions with Lasso management.
Lasso has a number of debt
facilities at both the
restaurant and gaming
divisions
Description
Initial
Fund Date
Expiration
Date Amount Comments
Restaurant Division
$300 Million Bank Syndicate Credit Facility Dec. 2004 12/28/2009 $    78.0 LIBOR + 150 bps; interest only
9.5% Senior Notes Oct. 2007 12/15/2014 395.7 9.5%; interest only; noteholder put option at 101 from
2/28/2009 to 12/15/2011; upon change-of-control,
must repurchase at 101, Tilman Fertitta is excluded
7.5% Senior Notes Dec. 2004 12/15/2014 4.3 7.5%; interest only; upon change-of-control, must repurchase at 101, Tilman Fertitta is excluded;
represents portion not tendered in exchange for 9.5%
Senior Notes
Non-recourse Long-term Note Payable
(a) May 2003 May 2010 10.5 9.39% interest
Other Long-term Notes NA Varied 0.0 $26,831 at various interest rates; principal and interest paid monthly
Total Restaurant Debt $  488.5
Gaming Division
$50 Million Revolving Credit Facility Jun. 2007 6/30/2013 $    19.0 LIBOR + 200 bps; interest only
$330 Million First Lien Term Loan Jun. 2007 6/30/2014 210.0 LIBOR + 200 bps; 1% of principal paid quarterly beginning 9/30/2009; no prepayment penalty; Tilman
Fertitta excluded from change-of-control acceleration
$165 Million Second Lien Term Loan Jun. 2007 12/31/2014 165.0 LIBOR + 325 bps; interest only; prepayment allowed after two years, 2% penalty in year 2, 1% penalty in
years 3 and 4; Tilman Fertitta excluded from change-of-
control acceleration
Seller Note NA Nov. 2010 4.0 7.0%; interest paid monthly
Total Gaming Debt $  398.0
Total Debt $  886.5
Cash
(b)
34.9
Net Debt 851.6 $

PROJECT LASSO
Debt Considerations for 9.5% Senior Notes
9.5% Senior Notes ($395.7 million) have a noteholder put option at 101 from
2/28/2009 to 12/15/2011
The $300 million bank syndicate credit facility accelerates should the 9.5% Senior Notes be put back to the Company
Given the current credit environment, Lasso management has indicated that it has been unable to identify any financing source to refinance the notes outside the current transaction
Should a transaction fail to occur and the note holders elect to exercise their put option, the Company could face a material liquidity situation

COWEN AND COMPANY

1Q05
2Q05
3Q05
4Q05
1Q06
2Q06
3Q06
4Q06
1Q07
2Q07
3Q07
4Q07
1Q08
2Q08

II. LASSO OVERVIEW

PROJECT LASSO
Credit Market Considerations
New Issue Loan Volume Average Discounted Spread of Leveraged Loans
Average Total Debt/EBITDA Ratio of Middle Market LBOs Average Equity Contribution for Financial Sponsors
L+100
L+200
L+300
L+400
L+500
L+600
BB/BB- B+/B
4.1x
4.0x
3.4x
3.9x 3.8x
4.2x
4.7x 4.7x
5.6x
4.5x
4.1x
4.7x
0.0
1.0
2.0
3.0
4.0
5.0
6.0
7.0x
FLD/EBITDA SLD/EBITDA Other Sr Debt/EBITDA Sub Debt/EBITDA
29.9%
34.2%
36.1%
36.3%
40.8%
37.9%
39.7%
35.4%
34.1%
32.1%
41.4%
41.8%
20.0%
25.0%
30.0%
35.0%
40.0%
45.0%
50.0%
52.5
43.2 41.5
46.3
76.4
87.1
57.4
100.3
138.9
144.6
57.0
23.7
22.1
27.9
34.1
22.3
27.6
41.5
45.8
23.6
48.
46.8
43.0
37.5
21.3
21.4 23.0
46.1
0
50
100
150
200
$250
CLO/CDO Funds Bank/Specialty Finance
($ in billions)
The debt markets have
become significantly tighter
(from an equity
contribution, leverage level
and interest rate
perspective) and have
effectively closed over the
past few weeks
Source: Lipper, Standard & Poor’s Structured Finance Group, JP Morgan, Merrill Lynch, Citigroup, S&P/LSTA Index, Standard & Poor’s LCD.
Note: As of 10/5/06 LCD began using Corporate Credit Ratings by S&P and Corporate Family Ratings by Moody’s for rated spread and rated upfront fee calculations. Middle market LBOs defined as companies with less than $50 million of EBITDA.

PROJECT LASSO
Effects of Hurricane Damage
Hurricane Ike made U.S. landfall at Galveston, Texas, on September 13th as a Category
2 hurricane with winds of 110 mph
Numerous Company locations were closed and/or damaged as a result of the hurricane
14 Houston-area properties were closed and without power for several days
All the Kemah Boardwalk and Galveston restaurants (16 locations) were closed and/or damaged, with one Galveston and two Kemah restaurants sustaining significant damage
In addition, the amusement rides, the boardwalk itself and some infrastructure at
Kemah Boardwalk incurred significant damage
Latest damage estimates, including property damage and business interruption, exceed
$50 million
The Company has stated publicly that the majority of the losses will be covered by property and business interruption insurance
As of October 10th, several of the locations have reopened
The Houston-area locations have reopened
Several Galveston locations have opened
Two Kemah Boardwalk restaurants were slated to open the weekend of October 11th
According to management, all locations, including the Kemah Boardwalk itself, are expected to be open by March 2009

PROJECT LASSO
Summary Ownership Profile
Ownership by Major Classification
Note: Per Factset and Lasso public filings as of October 10, 2008.
(a) Basic shares from 10-Q for the period ended June 30, 2008.
(b) Options outstanding per Lasso management as of October 2008.
Lasso’s ownership is highly
concentrated between the
CEO, Tilman J. Fertitta, and
the top ten institutional
shareholders
40.0%
18.0%
41.9%
Insider Ownership
Top Ten Institutional Holders
Other Holders
Shareholder Class / Owner Shares Options Total % of Total
Direct Insider and Beneficial Ownership
Tilman J. Fertitta 6,131,481           900,000         7,031,481         40.3%
Steven L. Scheinthal 55,800               84,500           140,300           0.8%
Richard H. Liem 38,143               20,000           58,143             0.3%
K. Kelly Roberts 7,856                 4,000             11,856             0.1%
Kenneth W. Brimmer 3,713                 8,000             11,713             0.1%
Jeffrey L. Cantwell 3,638                 13,700           17,338             0.1%
Michael S. Chadwick 3,000                 15,600           18,600             0.1%
Michael H. Richmond 3,000                 9,600             12,600             0.1%
Joe Max Taylor 3,000                 2,800             5,800               0.0%
  Total Insider Ownership 6,249,631         1,058,200     7,307,831       41.9%
Top Ten Institutional Ownership
Deutsche Bank Investment Management, Inc. 1,718,973           -                     1,718,973         9.9%
Dimensional Fund Advisors, Inc. 1,503,740           -                     1,503,740         8.6%
Barclays Global Investors NA (California) 724,851              -                     724,851           4.2%
Peregrine Capital Management, Inc. 692,104              -                     692,104           4.0%
Columbia Management Advisors, Inc. 540,895              -                     540,895           3.1%
Vanguard Group, Inc. 490,959              -                     490,959           2.8%
Royce & Associates LLC 413,700              -                     413,700           2.4%
LaGrange Capital Management LLC 317,900              -                     317,900           1.8%
Principal Global Investors LLC 292,960              -                     292,960           1.7%
AQR Capital Management LLC 281,776              -                     281,776           1.6%
  Top Ten Institutional Ownership 6,977,858         -                     6,977,858       40.0%
Other Holders 2,918,829         228,319        3,144,805       18.0%
  Total Shares Outstanding 16,143,975
(a)
1,286,519
(b)
17,430,494     100.0%

PROJECT LASSO
Lasso Three-Year Historical Stock Performance
Lasso Three-Year Historical Stock Price / Volume Chart
Note: Factset as of October 10, 2008.
0.00
5.00
10.00
15.00
20.00
25.00
30.00
35.00
$40.00
10/10/05 03/15/06 08/19/06 01/22/07 06/28/07 12/01/07 05/06/08 10/10/08
0
500
1,000
1,500
2,000
2,500
3,000
3,500
4,000
(Price) (Volume in 000s)

PROJECT LASSO
Lasso Year-to-Date Stock Performance
Lasso Year-to-Date Stock Price / Volume Chart
Note: Factset as of October 10, 2008.
6.00
8.00
10.00
12.00
14.00
16.00
18.00
20.00
22.00
$24.00
12/31/07 02/09/08 03/21/08 04/30/08 06/10/08 07/20/08 08/30/08 10/10/08
0
500
1,000
1,500
2,000
2,500
3,000
3,500
(Price) (Volume in 000s)
Previous bid
announced April
4, 2008 at
$21.00 per
share, a 37.3%
premium to the
prior day stock
price
Initial bid
announced
January 28,
2008

PROJECT LASSO
Lasso Stock Performance Since June 2, 2008
Lasso Stock Price / Volume Chart since June 2, 2008
Note: Factset as of October 10, 2008.
0.00
5.00
10.00
15.00
$20.00
06/02/08 06/20/08 07/09/08 07/27/08 08/15/08 09/02/08 09/21/08 10/10/08
0
500
1,000
1,500
2,000
2,500
3,000
(Price) (Volume in 000s)
Hurrican Ike hits
U.S. Gulf Coast
Lasso signs
merger
agreement to be
acquired by
Tilman Fertitta
for $21.00 per
share
Lasso announces it
may not find debt
financing required to
complete the
proposed transaction
at $21.00 per share
$700 billion
bailout plan
announced
The House of
Representatives rejects
the proposed $700 billion
bailout bill

PROJECT LASSO
Shares Traded at Various Prices
Shares Traded at Various Prices Since June 16, 2008
Note: Factset as of October 10, 2008.
3,131
1,086
2,582
5,237
3,132
2,138
1,332
5,433
7,695
0
2,000
4,000
6,000
8,000
< $12.00 $12.00 -
$13.00
$13.00 -
$14.00
$14.00 -
$15.00
$15.00 -
$16.00
$16.00 -
$17.00
$17.00 -
$18.00
$18.00 -
$19.00
$19.00 -
$20.00
(Volume in 000s)

III. Valuation Analysis

A. Valuation Considerations

PROJECT LASSO
Key assumptions in the projections include:
Same-store sales assumptions:
•
Q4 2008: -2.0%
•
Q1 2009 to Q3 2009: -1.0%
•
Q4 2009 to Q4 2011: Flat
•
2012: +1.0%
•
2013: Flat
•
September 2008 – March 2009 adjusted for Ike impact in Kemah & Galveston
Three new Saltgrass Steakhouse units per year from 2009 – 2013
•
New units require $3.0 million of capital expenditures and $250,000 of pre-
opening
•
New units generate $3.0 million of revenue and $450,000 of restaurant-level profit per year (mid-year convention used)
Initial buildout of the new hotel tower requires $160 million of capital expenditures and is completed in April 2010
Interest rate assumptions:
•
Based on the terms of the existing debt
•
No refinancing assumptions: $395.7 million Senior Notes remain at 9.5%
through 2013
– However, in select analyses we have evaluated the impact of refinancing the
Senior Notes
Effective tax rate of 32.0%
Lasso Management Scenario Assumptions
Note: Per Lasso management as of October 2008.

PROJECT LASSO
Lasso Management Scenario — Projected Consolidated Income
Statement
Lasso Income Statement (2008 - 2013) (US$ and shares in millions, except per share data)
Note: Per Lasso management as of October 2008.
(a) Projected interest expense assumes no refinancing of the 9.5% interest rate Senior Notes at the restaurant level until December 2014 maturity.
(b) Taxes normalized at 32.0%.
(c) Includes $11.0 million in mandatory cash that is physically held on premises of the Golden Nugget properties per discussions with Lasso management.
LTM Projected
As of 6/30/08 2008 2009 2010 2011 2012 2013
Total Revenues 1,186.5 $         1,176.6 $     1,212.0 $     1,246.3 $     1,282.0 $     1,316.4 $     1,337.5 $
Costs and Expenses:
Cost of Sales 260.2                254.3            261.7            266.7            268.3            275.1            278.2
Labor 386.7                378.4            391.1            402.3            414.3            422.6            430.1
Other Operating 301.0                311.7            318.8            325.6            336.3            345.5            349.6
Unit-level Profit 238.5               232.2           240.3           251.8           263.1           273.3           279.7
General and Administrative 47.2                  46.5              47.5              47.5              47.5              47.5              47.5
Pre-opening 3.2                     2.4                0.8                0.8                0.8                0.8                0.8
Stock Compensation Expense 4.2                     4.0                3.6                3.6                3.6                3.6                3.6
EBITDA 183.9               179.3           188.5           200.0           211.3           221.4           227.9
Depreciation and Amortization 68.8                  73.4              76.7              83.8              87.3              89.1              90.9
EBIT 115.1               105.9           111.8           116.2           124.0           132.3           137.0
Interest
(a)
85.9                  82.8              75.7              78.8              77.4              71.4              64.2
Pretax Income 29.2                 23.0             36.1             37.4             46.6             60.9             72.8
Taxes (As Reported) 4.7                     -                 -                 -                 -                 -                 -
Net Income from Continuing Operations 24.5 $              23.0 $          36.1 $          37.4 $          46.6 $          60.9 $          72.8 $
Taxes
(b)
10.0                  7.4                11.6              12.0              14.9              19.5              23.3
Net Income from Continuing Operations 19.1 $              15.7 $          24.6 $          25.4 $          31.7 $          41.4 $          49.5 $
Other 11.1                  -                 -                 -                 -                 -                 -
(Income)/Loss from Discontinued Operations 7.1                     1.9                1.8                -                 -                 -                 -
Net Income 0.9 $                13.8 $          22.7 $          25.4 $          31.7 $          41.4 $          49.5 $
EPS from Continuing Operations 1.18 $              0.97 $          1.52 $          1.57 $          1.96 $          2.56 $          3.06 $
Average Shares Outstanding 16.2                  16.2              16.2              16.2              16.2              16.2              16.2
Growth:
Total Revenues 0.4% 3.0% 2.8% 2.9% 2.7% 1.6%
EBITDA 1.3% 5.1% 6.1% 5.7% 4.8% 2.9%
Net Income from Continuing Operations (39.3%) 56.8% 3.4% 24.7% 30.7% 19.5%
EPS from Continuing Operations (27.3%) 56.8% 3.4% 24.7% 30.7% 19.5%
Margins:
Unit-level Profit 20.1% 19.7% 19.8% 20.2% 20.5% 20.8% 20.9%
EBITDA 15.5% 15.2% 15.6% 16.0% 16.5% 16.8% 17.0%
Net Income from Continuing Operations 1.6% 1.3% 2.0% 2.0% 2.5% 3.1% 3.7%
Balance Sheet:
Cash
(c)
45.9 $               19.0 $           43.0 $           77.7 $           137.4 $         207.9 $         282.8 $
Total Debt 886.5                899.4            820.3            800.1            800.1            800.1            800.1

PROJECT LASSO
Lasso Management Scenario — Projected Restaurant Income
Statement
Projected Income Statement (2008 - 2013) — Restaurant Division (US$ in millions)
Note: Per Lasso management as of October 2008.
(a) $3.0 million of G&A is allocated to the Golden Nugget.
(b) Projected interest expense assumes no refinancing of the 9.5% interest rate Senior Notes at the restaurant level until December 2014 maturity.
(c) Taxes normalized at 32.0%.
               Projected
2008 2009 2010 2011 2012 2013
Total Revenues 911.5 $         933.0 $         942.7 $         951.7 $         970.2 $         979.2 $
Costs and Expenses:
Cost of Sales 239.6             245.3             247.9             250.2             255.1             257.4
Labor 266.1             272.4             275.3             277.9             283.3             285.9
Other Operating 234.4             240.0             242.8             245.5             248.6             251.1
Unit-level Profit 171.3            175.3            176.8            178.1            183.3            184.7
General and Administrative
(a)
43.5              44.5              44.5              44.5              44.5              44.5
Pre-opening 2.4                0.8                0.8                0.8                0.8                0.8
Stock Compensation Expense 4.0                3.6                3.6                3.6                3.6                3.6
EBITDA 121.5            126.5            128.0            129.3            134.4            135.9
Depreciation and Amortization 51.2              52.1              52.7              53.2              53.7              54.2
EBIT 70.3              74.4              75.3              76.1              80.7              81.6
Interest
(b)
46.4              41.6              38.0              34.5              31.2              27.4
Pretax Income 23.8              32.7              37.3              41.6              49.5              54.2
Taxes
(c)
7.6                10.5              11.9              13.3              15.8              17.4
Net Income from Continuing Operations 16.2 $           22.2 $           25.3 $           28.3 $           33.7 $           36.9 $
(Income)/Loss from Discontinued Operations 1.9                1.8                -                  -                  -                  -
Net Income 14.4 $           20.4 $           25.3 $           28.3 $           33.7 $           36.9 $
Growth:
Total Revenues 0.6% 2.4% 1.0% 1.0% 1.9% 0.9%
EBITDA 4.6% 4.1% 1.2% 1.1% 4.0% 1.1%
Net Income from Continuing Operations (34.1%) 37.2% 13.9% 11.7% 18.9% 9.6%
Margins:
Unit-level Profit 18.8% 18.8% 18.8% 18.7% 18.9% 18.9%
EBITDA 13.3% 13.6% 13.6% 13.6% 13.9% 13.9%
Net Income from Continuing Operations 1.8% 2.4% 2.7% 3.0% 3.5% 3.8%
Balance Sheet:
Cash 3.0 $             17.9 $            61.7 $            121.4 $          191.1 $          266.2 $
Total Debt 459.6             410.2             400.0             400.0             400.0             400.0

PROJECT LASSO
Lasso Management Scenario — Projected Gaming Division
Income Statement
Projected Income Statement (2008 – 2013) — Gaming Division (US$ in millions)
Note: Per Lasso management as of October 2008.
(a) $3.0 million of G&A is allocated to the Golden Nugget.
(b) Taxes normalized at 32.0%.
(c) Includes $11.0 million in mandatory cash that is physically held on premises at the Golden Nugget properties.
Projected
2008 2009 2010 2011 2012 2013
Total Revenues 265.0 $        279.0 $        303.6 $        330.3 $        346.2 $        358.3 $
Costs and Expenses:
Cost of Sales 14.7 16.5 18.8 18.1 20.0 20.7
Labor 112.3 118.7 127.1 136.4 139.3 144.2
Other Operating 77.2 78.8 82.7 90.8 96.9 98.5
Unit-level Profit 60.9 65.0 75.0 85.0 90.0 95.0
General and Administrative (a)
3.0 3.0 3.0 3.0 3.0 3.0
Pre-opening - - - - - -
Stock Compensation Expense - - - - - -
EBITDA 57.9 62.0 72.0 82.0 87.0 92.0
Depreciation and Amortization 22.3 24.5 31.2 34.1 35.4 36.6
EBIT 35.6 37.5 40.8 47.9 51.6 55.4
Interest 36.4 34.0 40.7 42.9 40.1 36.8
Pretax Income (0.8) 3.4 0.1 5.0 11.4 18.6
Taxes
(b)
(0.3) 1.1 0.0 1.6 3.7 5.9
Net Income from Continuing Operations (0.5) $          2.3 $            0.1 $            3.4 $            7.8 $            12.6 $
(Income)/Loss from Discontinued Operations - - - - - -
Net Income (0.5) $          2.3 $            0.1 $            3.4 $            7.8 $            12.6 $
Growth:
Total Revenues (0.3%) 5.3% 8.8% 8.8% 4.8% 3.5%
EBITDA (5.1%) 7.2% 16.1% 13.9% 6.1% 5.7%
Net Income from Continuing Operations NM NM (96.7%) 4348.0% 129.4% 62.4%
Margins:
Unit-level Profit 23.0% 23.3% 24.7% 25.7% 26.0% 26.5%
EBITDA 21.8% 22.2% 23.7% 24.8% 25.1% 25.7%
Net Income from Continuing Operations (0.2%) 0.8% 0.0% 1.0% 2.2% 3.5%
Balance Sheet:
Cash (c)
16.0 $           25.1 $           16.0 $           16.0 $           16.8 $           16.6 $
Total Debt 439.8 410.2 400.0 400.0 400.0 400.0

PROJECT LASSO
Current Valuation Multiples
(a) Stock price as of October 10, 2008. Basic shares from 10-Q for the period ended June 30, 2008.
(b) Total options outstanding per Lasso management as of October 2008.
(c) Financial statistics per 10-Q for the period ended June 30, 2008.
(d) Excludes $11.0 million in mandatory cash that is physically held on premises of the Golden Nugget properties per discussions with Lasso management.
(e) Consensus EPS estimates per Reuters.
(f) EPS estimates per Lasso management as of October 2008. Assumes no refinancing of the 9.5% interest rate Senior Notes at the restaurant level until December 2014 maturity.
The public markets are
currently valuing Lasso as
follows from the publicly
available information:
Lasso’s Current Valuation (US$ and shares in millions, except per share data)
Current Valuation
Stock Price (a) $9.18
Shares Outstanding (a) 16.1
CSEs from Options Outstanding (b) 0.1
Fully Diluted Shares 16.2
Fully Diluted Market Cap $148.7
Total Debt
(c)
886.5
Total Cash
(c)(d)
34.9
Net Debt $851.6
Current Enterprise Value $1,000.3
Financial Statistics and Estimates Valuation Multiples
LTM Revenue (c) $1,186.5
LTM EBITDA
(c)
$183.9 Enterprise Value/LTM EBITDA 5.4x
2008E EPS (Consensus)
(e)
$1.48 2008E P/E (Consensus)
(e)
6.2x
2008E EPS (Mgmt.)
(f)
0.97 2008E P/E (Mgmt.)
(f)
9.5x
2009E EPS (Consensus)
(e)
1.11 2009E P/E (Consensus)
(e)
8.3x

PROJECT LASSO
Lasso Valuation and LTM EBITDA Adjustments
Where appropriate, Lasso’s
valuation and EBITDA have
been adjusted for non-
recurring or atypical
expenses per discussions
with Lasso management, as
follows:
Note: Adjustments per discussions with Lasso management as of October 2008.
(a) Includes estimated value of corporate real estate which does not currently have operations.
(b) Includes purchase option value of land underlying an automobile dealership, owned by Lasso, which adjoins their corporate headquarters.
(c) Includes estimates for numerous pending litigation settlements.
(d) Based on October discussions with management pertaining to estimated shortfall related to Hurricane Ike.
(e) Excludes $750,000 of pre-opening expense, which is the recurring pre-opening expense in the projection period.
(f) Excludes $1.0 million in non-recurring EBITDA from the additional day of operations in 2008, leap day.
(g) Non-recurring litigation related to the stock-based compensation review.
Valuation Adjustments (US$ in millions)
Item Adjustments
Possible Excess Value (Status Quo):
Value of Excess Corporate Real Estate
(a)
30.0 $
Value of Dealership Land
(b)
1.8
Estimated Aggregate Pending Litigation Settlements
(c)
(20.0)
Estimated Shortfall Related to Hurricane Ike
(d)
(10.0)
Total Valuation Adjustments 1.8 $
EBITDA Adjustments (US$ in millions)
Item Adjustments
Estimated LTM EBITDA Adjustments (Status Quo):
Non-recurring Pre-opening
(e)
2.5 $
Leap Year Adjustments
(f)
(1.0)
Non-recurring Litigation
(g)
0.7
Total LTM EBITDA Adjustments 2.2 $

PROJECT LASSO
Valuation Adjustments for Potential Refinancing
In select analyses, where
appropriate, the impact of a
potential refinancing has
been considered
To evaluate the impact of a potential refinancing, we have assumed the following:
Refinancing occurs at year-end 2008
Refinance the $395.7 million, 9.5% interest rate Senior Notes
Assumes pro forma interest from the refinancing of the $395.7 million, 9.5%
interest rate restaurant debt on December 31, 2008 at an indicative 18.0% interest rate per discussions with Lasso management and recent trading value of the notes.
However, Lasso management has indicated that it has been unable to identify any financing source to refinance the notes
Tax rate of 32.0%
Excludes impact of fees
Lasso Income Statement Impact at 18.0% Interest (US$ and shares in millions, except per share data)
Note: Assumptions per discussions with Lasso management as of October 2008.
Projected
2009
EBIT 111.8 $
Adjusted Interest (Assuming 18.0% Interest on New Senior Notes) 110.0
Pre-Tax Income 1.8
Taxes 0.6
Net Income from Continuing Operations 1.2 $
EPS (Refinanced) 0.08 $
EPS (Current Capital Structure) 1.52 $
% EPS Change (94.9%)
Average Shares Outstanding 16.2

PROJECT LASSO
Current Adjusted Valuation
(a) Stock price as of October 10, 2008. Basic shares from 10-Q for the period ended June 30, 2008.
(b) Total options outstanding per Lasso management as of October 2008.
(c) Financial statistics per 10-Q for the period ended June 30, 2008.
(d) Excludes $11.0 million in mandatory cash that is physically held on premises of the Golden Nugget properties per discussions with Lasso management.
(e) Valuation adjustments per discussions with Lasso management as of October 2008.
(f) Includes LTM EBITDA adjustments per discussions with Lasso management as of October 2008.
(g) Consensus EPS estimates per Reuters.
(h) EPS estimates per Lasso management as of October 2008. Assumes no refinancing of the 9.5% interest rate Senior Notes at the restaurant level until December 2014 maturity.
(i) Assumes pro forma interest from the refinancing of the $395.7 million, 9.5% interest rate restaurant debt on December 31, 2008 at an indicative 18.0% interest rate per discussions with Lasso management and recent trading value of the notes.  However, Lasso management has indicated that it has been unable to identify any financing source to refinance the notes.
Including pro forma
valuation adjustments and
LTM EBITDA adjustments,
as well as pro forma
refinancing assumptions for
the restaurant-level debt,
Lasso is currently valued as
follows:
Lasso’s Current Valuation (US$ and shares in millions, except per share data)
Current Valuation
Stock Price
(a)
$9.18
Shares Outstanding (a) 16.1
CSEs from Options Outstanding
(b)
0.1
Fully Diluted Shares 16.2
Fully Diluted Market Cap $148.7
Total Debt (c) $886.5
Total Cash (c) (d) 34.9
Net Debt $851.6
Valuation Adjustments (e) (1.8)
Adjusted Enterprise Value $998.5
Adjusted Financial Statistics and Estimates Valuation Multiples
LTM Revenue
(c)
$1,186.5
LTM Adjusted EBITDA (c) (f) 186.1 Enterprise Value/LTM EBITDA 5.4x
2008E EPS (Consensus)
(g)
$1.48 2008E P/E (Consensus)
(g)
6.2x
2008E EPS (Mgmt.)
(h)
0.97 2008E P/E (Mgmt.)
(h)
9.5x
2009E EPS (Consensus) (g) 1.11 2009E P/E (Consensus) (g) 8.3x
2009E EPS (Mgmt. with Refinancing)
(i)
0.08 2009E P/E (Mgmt. with Refinancing)
(i)
NM

B. Valuation Summary

PROJECT LASSO
Based on EBITDA, P/E and
trading multiples for
comparable companies
Valuation Approach
Given Lasso’s disparate
operating divisions, Cowen
primarily relied upon the
following valuation
methodologies:
Sum-of-the-Parts Analysis
Comparable Companies Discounted Cash Flow Comparable Acquisitions
Analyzed the restaurant and gaming operations by division using the following methodologies:
Comparable Companies
Comparable Acquisitions
DCFs
Management five-year
unlevered free cash flow
projections
Appropriate discount rate
applied based on WACC
Appropriate terminal value
multiples
Evaluated comparable
acquisition transactions
based on public
information
Primarily focused on
EBITDA multiples

PROJECT LASSO
Valuation Summary
Valuation Summary
Sum-of-the-Parts Analysis:
Comparable Companies Analysis
Comparable Acquisitions Analysis
Discounted Cash Flow Analysis
(a) Assumes pro forma interest from the refinancing of the $395.7 million, 9.5% interest rate restaurant debt on December 31, 2008 at an indicative 18.0% interest rate per discussions with Lasso management and recent trading value of the notes. However, Lasso management has indicated that it has been unable to identify any financing source to refinance the notes.
x
$0.00 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00
Restaurant and Gaming Division
LTM EBITDA
2009E EPS (Mgmt. with Refinancing)
2008E EPS (Mgmt.)
2009E EPS (Consensus)
2008E EPS (Consensus)
LTM EBITDA
Stock Price
(a)
Current Bid = $13.50

PROJECT LASSO
Valuation Summary (Cont.)
(a) Assumes net debt of $849.8 million, which includes valuation adjustments per discussion with Lasso management and excludes $11.0 million in mandatory cash that is physically held on premises of the Golden Nugget properties; allocated based on previous schedules.
(b) Basic shares from 10-Q for the period ended June 30, 2008.  Options outstanding per Lasso management as of October 2008.
(c) Includes LTM EBITDA adjustments per discussion with Lasso management as of October 2008.
(d) Per Wall Street estimates as of October 10, 2008.
(e) EPS estimates per Lasso management as of October 2008. Assumes no refinancing of the 9.5% interest rate Senior Notes at the restaurant level until December 2014 maturity.
(f) Assumes pro forma interest from the refinancing of the $395.7 million, 9.5% interest rate restaurant debt on December 31, 2008 at an indicative 18.0% interest rate per discussions with Lasso management and recent trading value of the notes.  However, Lasso management has indicated that it has been unable to identify any financing source to refinance the notes.
Valuation Summary (US$ in millions, except per share data)
Lasso Multiple Implied Implied Implied
Methodology Figure Range Enterprise Value Equity Value
(a)
Stock Price
(b)
Sum-of-the-Parts Valuation Analysis
Comparable Companies Analysis
LTM EBITDA
(c)
Restaurant Division $126.8 4.0x - 5.0x $507.3 - $634.2 $51.5 - $178.4 $3.19 - $10.91
Gaming Division 59.2 6.0x - 8.0x 355.5 - 474.0 (38.5) - 80.0 (2.39) - 4.89
Total $186.1 4.6x - 6.0x $862.8 - $1,108.2 $13.0 - $258.4 $0.81 - $15.80
2008E EPS (Consensus)
(d)
$1.48 8.0x - 12.0x $1,041.4 - $1,137.2 $191.6 - $287.4 $11.86 - $17.66
2009E EPS (Consensus)
(d)
$1.11 6.0x - 9.0x $957.6 - $1,011.5 $107.8 - $161.7 $6.67 - $9.93
2008E EPS (Mgmt.)
(e)
Restaurant Division $16.2 8.0x - 12.0x $585.5 - $650.3 $129.7 - $194.5 $8.03 - $11.95
Gaming Division (0.5) 6.0x - 10.0x 390.8 - 388.6 (3.2)- (5.4) (0.20) - (0.33)
Total $15.7 8.1x - 12.1x $976.3 - $1,039.0 $126.5 - $189.2 $7.83 - $11.62
2009E EPS (Mgmt. with Refinancing)
(f)
Restaurant Division ($1.1) 7.0x - 10.0x $448.2 - $444.9 ($7.6) - ($10.8) ($0.47) - ($0.67)
Gaming Division 2.3 5.0x - 8.0x 405.7 - 412.7 11.7 - 18.6 0.72 - 1.15
Total $1.2 3.3x - 6.3x $853.9 - $857.6 $4.1 - $7.8 $0.25 - $0.48
Comparable Acquisitions Analysis
LTM EBITDA
(c)
Restaurant Division $126.8 5.0x - 6.0x $634.2 - $761.0 $178.4 - $305.2 $10.93 - $18.43
Gaming Division 59.2 7.5x - 8.5x 444.4 - 503.6 50.3 - 109.6 3.08 - 6.62
Total $186.1 5.8x - 6.8x $1,078.5 - $1,264.6 $228.7 - $414.8 $14.01 - $25.04
Discounted Cash Flow Analysis
LTM EBITDA
(c)
Restaurant Division (Exit Multiples of 5.0x - 6.0x, Discount Rate Range of 13.5% - 15.5%) $126.8 5.0x - 5.5x $636.9 - $703.6 $181.1 - $247.8 $9.83 - $16.72
Gaming Division (Exit Multiples of 7.5x - 8.5x, Discount Rate Range of 11.5% - 13.5%) 59.2 7.3x - 8.2x 433.5 - 483.1 39.5 - 89.1 1.20 - 6.98
Total $186.1 5.8x - 6.4x $1,070.4 - $1,186.7 $220.6 - $336.9 $11.04 - $23.69

PROJECT LASSO
Comparable Restaurant Analysis — Market Statistics
Market Analysis of Select Restaurant Companies (US$ in millions, except per share data)
(a) Market Value plus net debt plus minority interest.
(b) EPS estimates and Secular Growth Rates (SGR) per Wall Street Research.
Price 52 Week FD Enterprise Enterprise Value
(a)
/ LTM PE Ratios
(b)
5-Year PE % of SGR
(b)
Company Name 10/10/2008 Low High Mkt Cap
Value
(a)
Rev EBITDA 2008E 2009E
SGR
(b)
2008E 2009E
Benihana $3.18 $2.22 $19.49 $48.6 $105.0 0.3x 3.2x 5.6x 4.3x 14.0% 39.8% 30.7%
Brinker 11.90 8.77 28.31 1,206.5 2,055.4 0.5x 4.4x 8.4x 7.3x 12.0% 70.3% 61.2%
California Pizza Kitchen 10.47 9.32 20.34 256.8 309.9 0.5x 4.3x 15.0x 13.4x 16.0% 93.5% 83.9%
CEC Entertainment 28.45 19.81 39.59 645.0 1,035.0 1.3x 5.3x 10.9x 9.8x 14.0% 77.6% 70.3%
McCormick & Schmick's 5.29 4.60 18.58 77.9 101.4 0.3x 4.1x 8.1x 6.9x 15.0% 54.3% 45.8%
O'Charley's 5.28 3.81 16.36 112.4 269.2 0.3x 3.7x NM NM 14.0% NM NM
Ruby Tuesday 2.97 2.00 19.28 156.7 713.2 0.5x 5.3x 5.9x 4.6x 11.0% 54.0% 42.2%
Min 0.3x 3.2x 5.6x 4.3x 11.0% 39.8% 30.7%
Mean 0.5x 4.3x 9.0x 7.7x 13.7% 64.9% 55.7%
Median 0.5x 4.3x 8.3x 7.1x 14.0% 62.3% 53.5%
Max 1.3x 5.3x 15.0x 13.4x 16.0% 93.5% 83.9%

PROJECT LASSO
Market Analysis of Select Casino and Gaming Companies (US$ in millions, except per share data)
Comparable Casino and Gaming Analysis — Market Statistics
(a) Market Value plus net debt plus minority interest.
(b) EPS estimates and Secular Growth Rates (SGR) per Wall Street Research.
Price 52 Week FD Enterprise Enterprise Value
(a)
/ LTM PE Ratios
(b)
5-Year PE % of SGR
(b)
Company Name 10/10/2008 Low High Mkt Cap
Value
(a)
Rev EBITDA 2008E 2009E
SGR
(b)
2008E 2009E
Ameristar Casinos $5.84 $5.21 $32.87 $334.1 $1,877.7 1.5x 6.6x 5.4x 5.0x 9.0% 59.5% 55.5%
Boyd Gaming Corp. 5.80 5.16 45.40 509.2 2,847.7 1.5x 5.9x 5.6x 6.0x 16.0% 35.2% 37.4%
Isle of Capri Casinos 4.66 3.86 21.00 143.9 1,513.6 1.3x 7.8x NM NM 13.0% NA NA
Monarch Casino and Resort 6.61 5.16 31.41 106.6 128.9 0.9x 3.9x 10.8x 8.8x 15.0% 72.2% 58.8%
Pinnacle Entertainment 4.97 3.85 29.75 298.0 1,346.7 1.4x NM NM NM 16.0% NM NM
Riviera Holdings 3.20 3.00 32.03 40.0 242.3 1.3x 6.5x NA NA NA NA NA
Trump Entertainment Resorts 0.74 0.74 8.66 23.5 1,688.8 1.7x 12.3x NM NM NA NA NA
Min 0.9x 3.9x 5.4x 5.0x 9.0% 35.2% 37.4%
Mean 1.4x 7.2x 7.3x 6.6x 13.8% 55.7% 50.5%
Median 1.4x 6.5x 5.6x 6.0x 15.0% 59.5% 55.5%
Max 1.7x 12.3x 10.8x 8.8x 16.0% 72.2% 58.8%

PROJECT LASSO
Historical EBITDA Multiples
Analysis of 10-Year Historical LTM EBITDA Trading Multiples
Lasso has traded at an
average of 6.5x EBITDA
over the past 10 years
Note: Factset as of October 10, 2008.
Comparable Restaurants include: Benihana, Brinker International, California Pizza Kitchen, CEC Entertainment, McCormick & Schmick’s, O’Charley’s and Ruby Tuesday.
Comparable Casino and Gaming includes: Ameristar Casinos, Boyd Gaming, Isle of Capri Casinos, Monarch Casino & Resort, Pinnacle Entertainment, Riviera Holdings and Trump Entertainment.
2.0x
3.0x
4.0x
5.0x
6.0x
7.0x
8.0x
9.0x
10.0x
11.0x
12.0x
13.0x
10/08 2/07 6/05 10/03 2/02 6/00 10/98
Lasso Comparable Restaurants Comparable Casino and Gaming
(Multiple)
10-year Casino Average (8.3x)
10-year Restaurant Average (8.0x)
10-year Lasso Average (6.5x)

PROJECT LASSO
Comparable Restaurant M&A Transactions
(a) Represents total consideration including the assumption of liabilities and residual cash (enterprise value) when available.
Comparable Restaurant M&A Transactions (US$ in millions)
Enterprise Value/
Date Date Ent. LTM LTM
Announced Closed Target Acquirer Val.
(a)
Revenue EBITDA
8/18/2008 TBD Romano's Macaroni Grill Golden Gate Capital 156.7 $     0.2x 4.2x
8/5/2008 9/26/2008 Buca, Inc. Planet Hollywood International 28.8          0.1x NM
5/21/2008 TBD American Restaurant Group (Black Angus Steakhouse) Versa Capital NA NA NA
3/11/2008 TBD Hooters Inc. Chanticleer Holdings 55.1          NA NA
8/23/2007 8/23/2007 Yard House TSG Consumer Partners 190.0        1.7x 9.5x
8/16/2007 10/1/2007 RARE Hospitality Darden Restaurants 1,368.3     1.3x 11.4x
7/16/2007 11/29/2007 Applebee's IHOP 2,071.0     1.5x 9.2x
7/5/2007 10/22/2007 Champps Entertainment F&H Acquisition Corp. (Fox & Hound) 70.9          0.3x 5.8x
6/18/2007 9/4/2007 Friendly Ice Cream Corp. Freeze Operations (Sun Capital) 337.2        0.6x 8.1x
11/6/2006 6/14/2007 OSI Restaurant Partners (Outback) Bain Capital, Catterton, Company Founders 3,432.2     0.9x 9.3x
5/7/2007 8/20/2007 Smith & Wollensky Patina Restaurant Group 97.4          0.8x 13.2x
12/7/2006 3/5/2007 Hard Rock Café (sub of Rank Group PLC) Seminole Tribe of Florida 965.0        1.9x 9.9x
10/30/2006 12/6/2006 Logan's Roadhouse Bruckman, Rosser, Sherrill & Co. 486.0        1.2x 10.4x
10/10/2006 10/16/2006 Joe's Crab Shack J.H. Whitney Capital Partners 192.0        0.6x 6.4x
8/18/2006 1/12/2007 Lone Star Steakhouse Lone Star Funds 556.3        0.8x 12.3x
8/8/2006 8/10/2006 Real Mex Restaurants Sun Capital 350.0        0.6x 6.2x
6/5/2006 7/5/2006 Bravo Development Bruckman, Rosser, Sherrill and Castle Harlan NA NA NA
5/22/2006 6/29/2006 Main Street Restaurant Group The Briad Group 150.3        0.6x 8.2x
12/9/2005 3/8/2006 Dave & Buster's (DAB) Wellspring Capital Management 383.0        0.8x 6.1x
10/4/2005 2/27/2006 Fox & Hound Restaurant Group (FOXX) Newcastle Partners and Steel Partners 179.6        1.1x 8.2x
4/29/2005 9/22/2005 Worldwide Restaurant Concepts (SZ) Pacific Equity Partners 220.2        0.6x 8.8x
1/20/2005 3/7/2005 Charlie Brown's Trimaran Partners 140.0        0.9x 7.0x
1/11/2005 2/23/2005 Uno Restaurant Holdings Centre Partners 191.6        0.6x 5.6x

PROJECT LASSO
Comparable Restaurant M&A Transactions (Cont.)
(a) Represents total consideration including the assumption of liabilities and residual cash (enterprise value) when available.
Comparable Restaurant M&A Transactions (US$ in millions)
Enterprise Value/
Date Date Ent. LTM LTM
Announced Closed Target Acquirer Val.
(a)
Revenue EBITDA
10/20/2004 11/30/2004 Chevy's Real Mex Restaurants, Inc. 84.6 $       0.3x NA
6/16/2004 4/13/2005 Quality Dining Inc. (QDIN) Investor Group 129.6        0.6x 5.4x
9/30/2003 3/10/2004 Garden Fresh (LTUS) Centre Partners / Fairmont Capital 135.8        0.6x 5.4x
5/8/2003 6/30/2003 Vicorp Restaurants Wind Point Partners 225.5        NA 4.9x
10/29/2002 1/28/2003 Ninety Nine Restaurants & Pub O'Charley's (CHUX) 160.0        0.8x 6.2x
9/11/2002 10/4/2002 Saltgrass Steak House Landry's Restaurants (LNY) 75.0          0.8x 5.8x
2/19/2002 2/19/2002 C. A. Muer Corp Landry's Restaurants (LNY) 28.0          0.5x NA
6/9/2001 8/22/2001 McCormick & Schmick's (Division of AVDO) BRS & Castle Harlan 123.5        0.8x 6.8x
2/15/2001 5/14/2001 Vicorp Restaurants (VRES) Goldner Hawn Johnson & Morrison / BancBoston / Fairmont 171.4        0.5x 4.1x
11/16/2000 7/17/2001 Il Fornaio (ILFO) Bruckmann, Rosser, Sherrill & Co 74.5          0.6x 6.0x
10/25/2000 7/31/2001 Uno Restaurant Corp. (UNO) Aaron Spencer (Chairman) and Other Management 166.7        0.7x 5.4x
9/26/2000 12/1/2000 Rainforest Café (RAIN) Landry's Restaurants (LNY) 59.1          0.2x 2.6x
6/5/2000 10/2/2000 Buffets (BOCB) Caxton-Iseman 566.1        0.6x 4.9x
Min (All)
0.1x 2.6x
Mean (All)
0.8x 7.2x
Median (All)
0.6x 6.3x
Max (All)
1.9x 13.2x
Min (2005 - Current)
0.1x 4.2x
Mean (2005 - Current)
0.9x 8.4x
Median (2005 - Current)
0.8x 8.2x
Max (2005 - Current)
1.9x 13.2x
Min (2000 - 2004)
0.2x 2.6x
Mean (2000 - 2004)
0.6x 5.2x
Median (2000 - 2004)
0.6x 5.4x
Max (2000 - 2004)
0.8x 6.8x

PROJECT LASSO
Comparable Casino and Gaming M&A Transactions
(a) Represents total consideration including the assumption of liabilities and residual cash (enterprise value) when available.
Comparable Casino and Gaming M&A Transactions (US$ in millions)
Enterprise Value/
Date Date Ent. LTM LTM
Announced Closed Target Acquirer Val.
(a)
Revenue EBITDA
5/29/2008 TBD Trump Marina Hotel Casino Coastal Marina 316.0 $      1.4x 12.0x
4/23/2007 2/20/2008 Icahn Enterprises (American Casino, Stratosphere) Whitehall Street Fund (Goldman) 1,200.0      3.1x 13.9x
4/3/2007 11/6/2007 Gateway Casinos Income Fund New World Gaming Partners 854.4         NM 18.8x
12/4/2006 11/7/2007 Station Casinos Fertitta Colony Partners 8,675.9      NM 19.3x
12/19/2006 1/28/2008 Harrah's Entertainment Apollo Management and TPG 27,753.3    2.9x 11.9x
9/11/2006 9/11/2006 Stanley Leisure Genting International 1,265.9      3.0x 16.4x
8/31/2006 11/2/2006 London Clubs International Dagger Holdings (Harrah's) 592.0         2.5x 19.1x
5/17/2006 1/3/2007 Sands Regent Herbst Gaming 138.1         1.6x 9.2x
4/13/2006 1/3/2007 Aztar Corp (Tropicana Casino) Wimar Tahoe Corp. (Blackstone) 2,735.4      3.0x 12.8x
4/10/2006 2/1/2007 Stockman's Casino Full House Resorts 25.5           2.3x 10.0x
2/14/2006 7/31/2006 Isle of Capri Casinos (Two Casinos) Legends Gaming 240.0         1.5x 6.8x
6/20/2005 10/25/2005 Argosy Casino (Baton Rouge) Columbia Sussex Corp. 150.0         1.7x 7.4x
2/4/2005 9/27/2005 Golden Nugget Casino Landry's Restaurants 316.1         1.6x 13.4x
11/3/2004 10/3/2005 Argosy Gaming Penn National Gaming 2,149.8      2.1x 8.1x
7/15/2004 6/13/2005 Caesars Entertainment Harrah's Entertainment 9,356.5      2.0x 8.6x
6/4/2004 4/26/2005 Mandalay Resort Group MGM Mirage 7,659.0      2.9x 10.3x
2/6/2004 7/1/2004 Coast Casinos Boyd Gaming 1,282.2      2.2x 8.9x
9/10/2003 7/1/2004 Horseshoe Gaming Holding Corp. Harrah's Entertainment 1,450.0      1.8x 8.3x
8/7/2002 3/3/2003 Hollywood Casino Corp. Penn National Gaming 782.1         1.7x 8.5x
9/19/2000 12/19/2002 Stratosphere Corp. Icahn Associates Corp. 77.4           0.6x 6.4x
4/24/2001 8/1/2001 Harveys Casino Resorts Harrah's Entertainment 625.4         1.4x 6.0x
3/6/2000 5/31/2000 Mirage Resorts MGM Grand 6,559.7      2.8x 14.3x
Min (All) 0.6x 6.0x
Mean (All) 2.1x 11.4x
Median (All) 2.1x 10.1x
Max (All) 3.1x 19.3x
Min (Sub-$1.0 Billion Enterprise Value) 0.6x 6.0x
Mean (Sub-$1.0 Billion Enterprise Value) 1.6x 10.7x
Median (Sub-$1.0 Billion Enterprise Value) 1.6x 9.2x
Max (Sub-$1.0 Billion Enterprise Value) 2.5x 19.1x
Mean (2005 - Current) 1.4x 6.8x
Mean (2005 - Current) 2.2x 13.1x
Median (2005 - Current) 2.3x 12.8x
Max (2005 - Current) 3.1x 19.3x
Min (2000 - 2004) 0.6x 6.0x
Mean (2000 - 2004) 1.7x 8.7x
Median (2000 - 2004) 1.7x 8.4x
Max (2000 - 2004) 2.8x 14.3x

PROJECT LASSO
Discounted Cash Flow Overview — Restaurant Division
There are two key components to the restaurant division DCF
The present value of the stream of unlevered cash flows in the projected period
The terminal value based on EBITDA in the out-year of the projected period
Projections used for the DCF model were those provided by Lasso management
Using the CAPM formula and a set of comparable restaurant companies/Lasso’s projected beta according to Barra’s Betas, we calculated Lasso’s restaurant division cost of capital as approximately 14.6%
Pre-tax cost of debt of 18.0%
(a)
Risk-free rate of 3.7%
(b)
Re-levered comparable company beta of 1.40
Equity risk premium of 7.1%
(c)
Size premium of 4.4%
(c)
We presented the DCF with discount rates ranging from 13.5% - 15.5%
We presented the DCF with exit multiples of 5.0x - 6.0x EBITDA
A discounted cash flow
(DCF) model for the
restaurant division was
utilized to calculate its
intrinsic value to Lasso
(a) Represents a blended interest rate between Lasso’s restaurant credit facility and the estimated refinancing of the Senior Notes at an indicative 18.0% interest rate per discussions with Lasso management and recent trading value of the notes.  However, Lasso management has indicated that it has been unable to identify any financing source to refinance the notes.
(b) One month average U.S. 10-year Treasury Yield as of October 10, 2008.
(c) Per Ibbotson Associates data.

PROJECT LASSO
Discounted Cash Flow Analysis — Restaurant Division (US$ in millions, except per share data)
Discounted Cash Flow Analysis — Restaurant Division
Note: Valuation as of September 30, 2008.
(a) EBITDA includes both recurring and non-recurring pre-opening as an expense.
(b) Reflects taxes for a non-levered firm with a tax rate of 32.0% per Lasso projection model.
(c) EBIAT reflects earnings before interest and after taxes.
(d) Valuation adjustments per discussions with Lasso management as of September 2008.
(e) Per discussions with Lasso management.  Reflects projected restaurant-level cash and debt as of September 30, 2008.
(f) LTM EBITDA as of June 30, 2008.  Adjustments per discussions with Lasso management as of October 2008.
Projected
Fiscal Year Ending December, Q3 2008 Q4 2008 2009 2010 2011 2012 2013
Revenue 236.1 $     205.6 $     933.0 $     942.7 $     951.7 $     970.2 $     979.2 $
EBITDA
(a)
34.0 19.2 126.5 128.0 129.3 134.4 135.9
EBIT 21.1 6.0 74.4 75.3 76.1 80.7 81.6
Less: Taxes (b) 6.8 1.9 23.8 24.1 24.4 25.8 26.1
EBIAT
(c)
14.4 4.1 50.6 51.2 51.8 54.9 55.5
Plus: Depreciation and Amortization 12.8 13.2 52.1 52.7 53.2 53.7 54.2
Plus: Stock Compensation Expense 1.0 1.0 3.6 3.6 3.6 3.6 3.6
Less: Capital Expenditures (9.8) (5.8) (22.0) (22.0) (22.0) (22.0) (22.0)
Decrease/(Increase) in Working Capital 1.8 (18.3) 1.7 (1.0) 0.9 1.3 2.4
Unlevered Free Cash Flow 20.1 $      (5.9) $      85.9 $      84.4 $      87.4 $      91.4 $      93.7 $
Discount Rate 13.5% 14.5% 15.5%
Terminal EBITDA Multiple 5.0x 5.5x 6.0x 5.0x 5.5x 6.0x 5.0x 5.5x 6.0x
2013E EBITDA $135.9 $135.9 $135.9 $135.9 $135.9 $135.9 $135.9 $135.9 $135.9
Terminal Value 679.4 747.4 815.3 679.4 747.4 815.3 679.4 747.4 815.3
PV of Terminal Value 349.5 384.4 419.4 333.7 367.1 400.5 318.8 350.7 382.6
PV of Near-term Free Cash Flows 310.1 310.1 310.1 303.1 303.1 303.1 296.4 296.4 296.4
Implied Enterprise Value $659.5 $694.5 $729.4 $636.9 $670.2 $703.6 $615.3 $647.2 $679.0
Plus: Valuation Adjustments
(d)
1.8 1.8 1.8 1.8 1.8 1.8 1.8 1.8 1.8
Plus: Cash & Equivalents (e) 31.0 31.0 31.0 31.0 31.0 31.0 31.0 31.0 31.0
Less: Total Debt
(e)
488.5 488.5 488.5 488.5 488.5 488.5 488.5 488.5 488.5
Implied Equity Value $203.7 $238.7 $273.6 $181.1 $214.4 $247.8 $159.5 $191.4 $223.3
Implied Equity Value per Share 12.50 14.61 16.72 11.13 13.15 15.16 9.83 11.76 13.68
Implied Enterprise Value as a 5.2x 5.5x 5.8x 5.0x 5.3x 5.5x 4.9x 5.1x 5.4x
Multiple of LTM Adjusted EBITDA (f)

PROJECT LASSO
Discounted Cash Flow Overview — Gaming Division
There are two key components to the gaming division DCF
The present value of the stream of unlevered cash flows in the projected period
The terminal value based on EBITDA in the out-year of the projected period
Projections used for the DCF model were those provided by Lasso management
Using the CAPM formula and a set of comparable casino and gaming companies/Lasso’s projected beta according to Barra’s Betas, we calculated Lasso’s gaming division cost of capital as approximately 12.2%
Pre-tax cost of debt of 11.0%
(a)
Risk-free rate of 3.7%
(b)
Re-levered comparable company beta of 1.39
Equity risk premium of 7.1%
(c)
Size premium of 9.7%
(c)
We presented the DCF with discount rates ranging from 11.5% - 13.5%
We presented the DCF with exit multiples of 7.5x – 8.5x EBITDA
A discounted cash flow
(DCF) model for the gaming
division was utilized to
calculate its intrinsic value
to Lasso
(a) Represents estimated market rate for Golden Nugget debt.
(b) One month average U.S. 10-year Treasury Yield as of October 10, 2008.
(c) Per Ibbotson Associates data.

PROJECT LASSO
Discounted Cash Flow Analysis — Gaming Division (US$ in millions, except per share data)
Discounted Cash Flow Analysis — Gaming Division
Note: Valuation as of September 30, 2008.
(a) Reflects taxes for a non-levered firm with a tax rate of 32.0% per Lasso projection model.
(b) EBIAT reflects earnings before interest and after taxes.
(c) Excludes $11.0 million in mandatory cash that is physically held on premises of the Golden Nugget properties per discussions with Lasso management.
(d) Per discussions with Lasso management as of October 2008.  Reflects gaming-level cash and debt as of September 30, 2008.
(e) LTM EBITDA as of June 30, 2008.
Projected
Fiscal Year Ending December, Q3 2008 Q4 2008 2009 2010 2011 2012 2013
Revenue 62.7 $       66.0 $         279.0 $     303.6 $     330.3 $     346.2 $     358.3 $
EBITDA 12.2 11.3 62.0 72.0 82.0 87.0 92.0
EBIT 6.4 5.4 37.5 40.8 47.9 51.6 55.4
Less: Taxes
(a)
2.1 1.7 12.0 13.1 15.3 16.5 17.7
EBIAT
(b)
4.4 3.7 25.5 27.8 32.6 35.1 37.7
Plus: Depreciation and Amortization 5.8 5.9 24.5 31.2 34.1 35.4 36.6
Plus: Stock Compensation Expense - - - - - - -
Less: Capital Expenditures (12.9) (22.6) (98.2) (60.5) (12.0) (12.0) (12.0)
Decrease/(Increase) in Working Capital (0.6) 8.5 12.7 (10.7) (8.2) 2.1 0.9
Unlevered Free Cash Flow (3.3) $      (4.5) $        (35.5) $    (12.3) $    46.4 $      60.6 $      63.1 $
Discount Rate 11.5% 12.5% 13.5%
Terminal EBITDA Multiple 7.5x 8.0x 8.5x 7.5x 8.0x 8.5x 7.5x 8.0x 8.5x
2013E EBITDA $92.0 $92.0 $92.0 $92.0 $92.0 $92.0 $92.0 $92.0 $92.0
Terminal Value 690.0 736.0 782.0 690.0 736.0 782.0 690.0 736.0 782.0
PV of Terminal Value 389.6 415.6 441.6 371.8 396.6 421.4 354.9 378.6 402.2
PV of Near-term Free Cash Flows 65.1 65.1 65.1 61.7 61.7 61.7 58.6 58.6 58.6
Implied Enterprise Value $454.7 $480.7 $506.7 $433.5 $458.3 $483.1 $413.5 $437.1 $460.8
Plus: Cash & Equivalents
(c) (d)
4.0 4.0 4.0 4.0 4.0 4.0 4.0 4.0 4.0
Less: Total Debt (d) 398.0 398.0 398.0 398.0 398.0 398.0 398.0 398.0 398.0
Implied Equity Value $60.7 $86.7 $112.7 $39.5 $64.3 $89.1 $19.5 $43.1 $66.8
Implied Equity Value per Share 3.76 5.37 6.98 2.45 3.98 5.52 1.20 2.67 4.14
Implied Enterprise Value as a 7.7x 8.1x 8.6x 7.3x 7.7x 8.2x 7.0x 7.4x 7.8x
Multiple of LTM EBITDA (e)

IV. Appendix

A. Weighted Average Cost of Capital

PROJECT LASSO
Weighted Average Cost of Capital Analysis — Restaurant Division
(a) One month average U.S. 10-year Treasury Yield as of October 10, 2008.
(b) From Ibbotson Associates 2007 Risk Premia Over Time Report.
(c) Predicted Betas from Barra's Betas as of September 30, 2008.
(d) Book value of debt used to approximate market value; assumed to be zero for calculation purposes if company is in a net cash position.
(e) Equity market value as of October 10, 2008.
(f) Unlevered Beta = (Levered beta / (1+(1- tax rate) x (Net Debt to Equity Ratio))).
(g) K
e
= r
f
+ ß * (r
m
- r
f
) + SP.
(h) K = (W
e
* K
e
) + (W
d
* K
d
). K
d
equals after tax cost of debt.
Key Assumptions
Lasso
Risk Free Rate
(a)
3.7%
Net Debt to Total Cap. (W
d
) 44.32%
60.00%
Equity Risk Premium (b)
7.1% Equity to Total Cap. (W
e
) 55.68% 40.00%
Marginal Corp. Tax Rate 40.0% Pre-Tax Cost of Debt 18.0%
Lasso Marginal Corp. Tax Rate 32.0% Size Premium
(b)
4.4%
Target Beta Calculations (US$ in millions)
Levered Net Net Debt for Equity Net Debt Unlevered Net Debt to
Comparable Company Equity Beta
(c)
Debt
(d)
Beta Calc Value
(e)
to Equity Beta
(f)
Total Cap.
Restaurants:
Benihana 1.28 $56.4 $56.4 $48.6 116.1% 0.75 53.7%
Brinker 1.11 848.9 848.9 1,206.5 70.4% 0.78 41.3%
California Pizza Kitchen 0.87 53.1 53.1 256.8 20.7% 0.77 17.1%
CEC Entertainment 1.02 390.0 390.0 645.0 60.5% 0.75 37.7%
McCormick & Schmick's 1.03 23.5 23.5 77.9 30.2% 0.87 23.2%
O'Charley's 0.87 156.8 156.8 112.4 139.5% 0.48 58.2%
Ruby Tuesday 1.52 589.4 589.4 156.7 376.1% 0.47 79.0%
Mean 1.10 116.2% 0.69 44.3%
Relevered Beta 1.40
Cost of Equity Capital (K
e
)
(g)
18.01%
After Tax Cost of Debt (K
d
) 12.24%
WACC (K)
(h) 14.55%

COWEN AND COMPANY

A. WEIGHTED AVERAGE COST OF CAPITAL

PROJECT LASSO
Weighted Average Cost of Capital Analysis — Gaming Division
(a) One month average U.S. 10-year Treasury Yield as of October 10, 2008.
(b) From Ibbotson Associates 2007 Risk Premia Over Time Report.
(c) Predicted Betas from Barra's Betas as of September 30, 2008.
(d) Book value of debt used to approximate market value; assumed to be zero for calculation purposes if company is in a net cash position.
(e) Equity market value as of October 10, 2008.
(f) Unlevered Beta = (Levered beta / (1+(1- tax rate) x (Net Debt to Equity Ratio))).
(g) K
e
= r
f
+ ß * (r
m
- r
f
) + SP.
(h) K = (W
e
* K
e
) + (W
d
* K
d
). K
d
equals after tax cost of debt.
Key Assumptions
Lasso
Risk Free Rate
(a)
3.7%
Net Debt to Total Cap. (W
d
) 76.02%
70.00%
Equity Risk Premium
(b)
7.1% Equity to Total Cap. (W
e
) 23.98% 30.00%
Marginal Corp. Tax Rate 40.0% Pre-Tax Cost of Debt 11.0%
Lasso Marginal Corp. Tax Rate 32.0% Size Premium
(b)
9.7%
Target Beta Calculations (US$ in millions)
Levered Net Net Debt for Equity Net Debt Unlevered Net Debt to
Comparable Company Equity Beta
(c)
Debt
(d)
Beta Calc Value
(e)
to Equity Beta
(f)
Total Cap.
Casino and Gaming:
Ameristar Casinos 1.59 $1,543.5 $1,543.5 $333.0 463.5% 0.42 82.3%
Boyd Gaming Corp. 2.11 2,338.5 2,338.5 509.2 459.3% 0.56 82.1%
Isle of Capri Casinos 1.61 1,369.7 1,369.7 143.9 951.7% 0.24 90.5%
Monarch Casino and Resort 1.53 22.3 22.3 106.6 21.0% 1.36 17.3%
Riviera Holdings 2.16 1,048.6 1,048.6 298.0 351.9% 0.69 77.9%
Pinnacle Entertainment 1.83 202.4 202.4 40.0 505.9% 0.45 83.5%
Trump Entertainment Resorts 2.11 1,614.7 1,614.7 23.5 6879.0% 0.05 98.6%
Mean 1.85 1376.0% 0.54 76.0%
Relevered Beta 1.39
Cost of Equity Capital (K
e
) (g) 23.27%
After Tax Cost of Debt (K
d
) 7.48%
WACC (K)
(h) 12.22%

B. Current Research Sentiment

PROJECT LASSO
Current Research Sentiment
Recent Commentary from Lasso Research Coverage
Note: Per Wall Street Research.  Rating and EPS are from the most recent available research report, unless noted as "(prior)".
Research Analyst Comments Rating EPS
CL King
Michael Gallo
August 11, 2008
Post the second quarter, on a TTM basis, Lasso remains above the EBITDA requirements for closing the deal. Thus, while it is questionable whether the deal will close before Lasso reports Q3, if this is the last quarter that Lasso reports, the deal should close on schedule.
(August 11, 2008)
The primary risk is that Lasso will need to refinance its debt by early 2009 and that the credit markets remain very challenging.  Additionally, Lasso operates in the challenging consumer and restaurant environment. (April 7, 2008)
Lasso noted that it will not provide any guidance for 2008, given the uncertainty of rates and timing of a potential refinancing of its Senior Notes. (March 12, 2008)
Neutral
Strong Buy (prior)
2008E – $1.51
2008E (prior) – $1.30
2008E (prior) – $1.50
2009E – $1.35
2009E (prior) – $1.25
Cowen
Paul Westra
September 17, 2008
We continue to believe that management will successfully execute its planned leveraged buyout ('weather impact' is explicitly excluded in the buyout agreement's 'material adverse effect' clause) and believe Lasso shares will outperform the market by over +20% over the next twelve months. Management also stated that business interruption insurance should cover any losses suffered from Hurricane Ike. (September 17, 2008)
2Q08's 'better' results increases the likelihood that management is able to secure the financing needed to successfully execute its planned leveraged buyout. (August 8, 2008)
Given Lasso's uniquely high capital leverage and business focus
(restaurants/entertainment/gaming), we believe that such diverse interests may be best served in a private entity - at least in the near term or until financial/consumer markets become more stabilized. (January 28, 2008)
Outperform 2008E – $1.55
2008E (prior) – $1.40
SMH Capital
William Hamilton
September 18, 2008
Because of the potential impact and lack of visibility on timing, management refrained from providing earnings guidance for 2008. (March 12, 2008)
Management has shifted the company's focus away from the lower-end casual dining and toward a blend of high-end restaurants and gaming.  We applaud that move but, in our opinion, the growth strategy going forward is not very clear and a lack of transparency clouds visibility. (November 20, 2007)
The conflicting trends between the restaurant and gaming business, along with the lack of transparency, lead us to believe that there is no compelling reason now to buy or sell the stock. (August 21, 2007)
Sell
Neutral (prior)
2008E – $1.37
2008E (prior) – $1.49
2008E (prior) – $1.24
2008E (prior) – $1.60
2009E – $0.87
2009E (prior) – $1.50